EX-99.14

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

of Aberdeen Funds:

We consent to the use of our report dated December 29, 2015, with respect to the financial statements of the Aberdeen Global Natural Resources Fund and Aberdeen Global Equity Fund, two of the series comprising the Aberdeen Funds as of October 31, 2015, incorporated herein by reference and to the reference to our firm under the headings “Financial Statements” and “Financial Highlights” in this Registration Statement on Form N-14 of the Aberdeen Funds.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 30, 2016